Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 2-64668, 2-40183, 2-80336, 33-57189 and 333-39938 on Form S-8 of our reports dated February 24, 2005 relating to the financial statements and financial statement schedules of Stepan Company and management’s report of the effectiveness of internal control over financial reporting, appearing in this Form 10-K of Stepan Company for the year ended December 31, 2004.

/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Chicago, Illinois

March 4, 2005

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